UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2026

WINGSTOP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37425	47-3494862
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employer Identification No.)

2801 N Central Expressway
Suite 1600
Dallas, Texas		75204
(Address of principal executive offices)		(Zip Code)

(972) 686-6500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WING	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 6, 2026, the Board of Directors (the “Board”) of Wingstop Inc. (the “Company”) increased the size of the Board from ten to eleven members and elected Jay Snowden as a Class II director, effective immediately, to fill the new position authorized by the Board. The Board determined that Mr. Snowden qualifies as “independent” in accordance with the rules of Nasdaq. Mr. Snowden has been appointed a member of the Audit and Compensation Committees of the Board, effective August 6, 2026.

Mr. Snowden will receive annual cash compensation of $100,000 for service on the Board. In connection with his appointment, he was granted restricted stock with a value of approximately $112,500, representing the pro-rated value of the Company’s annual director grant, which shall vest on May 21, 2027.

In connection with Mr. Snowden’s election, the Company and Mr. Snowden will enter into the Company’s standard form of indemnification agreement with directors filed as Exhibit 10.16 to the Company’s Registration Statement on Form S-1/A on June 2, 2015.

Mr. Snowden, 50, has served as Chief Executive Officer and President of PENN Entertainment, Inc. (“PENN”), an operator of casinos, racetracks, online sports betting and iCasino offerings, since January 2020. Prior to his current role, Mr. Snowden served as PENN’s President and Chief Operating Officer from March 2017 and has held various senior leadership roles since joining PENN in October 2011. Mr. Snowden was appointed to PENN’s board of directors in August 2019. Prior to joining PENN, Mr. Snowden held leadership positions with Caesars Entertainment Corporation in several markets, including Las Vegas, Nevada and Atlantic City, New Jersey. Mr. Snowden holds a bachelor’s degree from Harvard University and an M.B.A. from Washington University in St. Louis.

There are no arrangements or understandings pursuant to which Mr. Snowden has been elected as a director of the Company. There are no transactions in which Mr. Snowden has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Wingstop Inc.

Date:	August 6, 2026	By:	/s/ Alex R. Kaleida
Chief Financial Officer